SHADES HOLDINGS, INC.

SECURED PROMISSORY NOTE

Principal Amount: $100,000	Issue Date: __, 2012

SHADES HOLDINGS, INC., a Florida corporation (the “Company”), for value received, hereby promises to pay to the holders set forth in Exhibit A hereto, or their respective assigns (the “Holders”), an aggregate of One Hundred Thousand Dollars ($100,000) (the “Principal Amount”) in accordance with the amounts and payment schedule set forth opposite such Holder’s name on Schedule A attached hereto.

1. Repayment of the Note. The Principal Amount outstanding hereunder shall be payable in cash in installments in such amounts and on or before such dates specified on Schedule A (the latest such date is referred to as the “Final Maturity Date”). The entire remaining Principal Amount shall be due and payable on the earliest of (1) the Final Maturity Date or (2) the occurrence of an Event of Default (as defined below).

2. Prepayment of the Note. The Company may prepay any outstanding amounts owing under this Note, in whole or in part, without penalty, at any time prior to the Final Maturity Date.

3. Termination of Rights Under this Note. This Note shall no longer be deemed to be outstanding, and all rights with respect to this Note shall immediately cease and terminate, upon receipt by the Holders of the Principal Amount outstanding.

4. Event of Default. The occurrence of any of the following events of default (“Event of Default”) shall, at the option of each Holder hereof, make the remaining unpaid Principal Amount immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

(a) Failure to Pay Principal. The Company fails to pay any installment of principal under this Note when due pursuant to the dates set forth on Schedule A.

(b) Breach of Representation and Warranty. Any material representation or warranty of the Company made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the date of this Note.

(c) Liquidation. Any dissolution, liquidation or winding up of the Company.

5. Security Interest. The obligations of the Company hereunder are secured by a Stock Pledge Agreement dated as of the date hereof from certain holder(s) of the Company’s Common Stock to the Holders.

6. Non-Waiver. The failure of any Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Note by any Holder, and no delays or omission in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

7. Waiver by the Company. The Company hereby waives presentment, protest, notice of protest, notice of nonpayment, notice of dishonor and any and all other notices or demands relative to this Note, except as specifically provided herein.

8. Miscellaneous.

(a) Governing Law; Venue. This Note shall be governed by and interpreted in accordance with the laws of the State of New York, without regard for any conflict of laws. The Company irrevocably consents to the exclusive jurisdiction of any Federal or State court of New York sitting in New York County, New York in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument.

(b) Successors and Assigns. This Note and the obligations hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other, except that any Holder may assign all or any portion of its rights hereunder to its Affiliate (as such term is defined in Rule 405 of the Securities Act) without such consent by giving written notice of such assignment to the Company. Assignment of all or any portion of this Note in violation of this Section shall be null and void.

(c) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing. The addresses for such communications shall be: (i) if to the Company, to such address as set forth in the Company’s filings with the Securities and Exchange Commission; and (ii) if to a Holder, to the name, address and facsimile number set forth on Exhibit A.

(d) Amendment; Waiver. No modification, amendment or waiver of any provision of this Note shall be effective unless in writing and approved by the Company and the Holders.

(e) Invalidity. Any provision of this Note which may be determined by a court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invaliding the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f) Section and Paragraph Headings. The section and paragraph headings contained herein are for convenience only and shall not be construed as part of this Note.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the duly authorized representative of the Company.

SHADES HOLDINGS, INC.

By: ______________________

Name: ____________________

Title: _____________________